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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Seacoast Financial Services Corporation (the "Company") for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned (Kevin G. Champagne, President and CEO) and (Francis S. Mascianica, Jr., Treasurer, as Principal Financial and Accounting Officer) of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          This certification is provided solely pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or "filed" for any purpose whatsoever.


/s/ Kevin G. Champagne                     /s/ Francis S. Mascianica, Jr.
---------------------------------------    -------------------------------------
Kevin G. Champagne                         Francis S. Mascianica, Jr.
President and Chief Executive Officer      Treasurer, as Principal Financial and
                                           Accounting Officer


Date:  March 11, 2004                      Date: March 11, 2004

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